Exhibit 3.45

State of Alaska

Department of Commerce and Economic Development

Division of Banking, Securities and Corporations

CERTIFICATE

OF

INCORPORATION

Business Corporation

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that Articles of Incorporation of

HEALTHSOUTH DIAGNOSTIC CENTERS, INC.

have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation and attaches hereto the original copy of the Articles of Incorporation.

IN TESTIMONY WHEREOF, I execute this certificate
and affix the Great Seal of the State of Alaska on

November, 22, 1996

/s/ William L. Hensley
William L. Hensley

COMMISSIONER OF COMMERCE
AND ECONOMIC DEVELOPMENT

Filed for Record
Date Received	FILING DATE:	State of Alaska

Receipt No.:		NOV 22 1996

Amount:
Department of Commerce
& Economic Development

(File the Original Application and an Exact Copy)

ARTICLES OF INCORPORATION

(Domestic Business Corporation)

The undersigned natural person(s) of the age of eighteen years or more, acting as incorporator(s) of a corporation under the Alaska Corporations Code (AS 10.06), adopt the following Articles of Incorporation: Please submit document in dark, legible print.

ARTICLE I (See information and instructions)

The name of the corporation is
HEALTHSOUTH Diagnostic Centers, Inc.

ARTICLE II (See information and instructions)

1. The corporation is organized for the purpose or purposes of:

To own, operate and maintain outpatient diagnostic imaging centers.

2. The Standard Industrial Code(s) which most closely describe the initial activities of the corporation are:
Primary 8099	Secondary 8093	Other

Stop: Both 1 and 2 must be completed.

ARTICLE III (See information and instructions)

The shares which the corporation shall have authority to issue or the board to fix is:
1,000	Common	n/a
Number of Shares	Class	Series

Number of Shares	Class	Series

Number of Shares	Class	Series

ARTICLE IV (See information and instructions)

1. The address (not a P.O. Box) of the initial registered office is:
c/o C T CORPORATION SYSTEM, Suite 300, 801 West Tenth Street, Juneau,		Alaska 99801
No. and Street City		Zip Code

2. Mailing address of the initial registered office, if different than above, is:
	,	Alaska
P.O. Box City		Zip Code

3. The name of the initial registered agent at the registered office is:
C T CORPORATION SYSTEM

ARTICLE V (See information and instructions)

The name and address of each alien affiliate is (if none, please indicate “N/A”)

Name	Complete Residence or Business Address

n/a

(Use space below or attach additional pages for continuation of previous Articles and/or additional Articles.)

Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here (see part 10 of instructions).

(Please print or type the name below each signature.)

Signed by the incorporator or incorporators this 20th day of November, 1996

HEALTHSOUTH Diagnostic Centers, Inc.

By:	/s/ William W. Horton
William W. Horton, Vice President and Incorporator

Subscribed and sworn before me this 19th day of November, 1996.

/s/ Vicki E. Owens
Notary Public
Vicki E. Owens, Alabama Notary State-at-Large
My commission expires: 08/11/97

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